Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Stacey Eisen, (224) 948-5353

Investor Contact:

Clare Trachtman, (224) 948-3085

BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Fourth-Quarter Revenue of $2.6 Billion Increased 2 Percent on a Reported and Constant Currency Basis

•	Fourth-Quarter GAAP Earnings Per Share of $0.44; Adjusted Earnings Per Share of $0.57 Increased 33 Percent

•	Full-Year Revenue of $10.2 Billion Increased 2 Percent on a Reported Basis and 4 Percent on a Constant Currency Basis

•	Full-Year GAAP Earnings Per Share were $9.01; Adjusted Earnings Per Share of $1.96 Increased 42 Percent

•	Company Generated Full-Year Operating Cash Flow of $1.6 Billion and Free Cash Flow of $905 Million

DEERFIELD, Ill., February 1, 2017 — Baxter International Inc. (NYSE:BAX) today reported results for the fourth quarter ended December 31, 2016, and provided its guidance for the first quarter and full-year 2017.

“Baxter’s solid operational performance in 2016 was fueled by strong sales and disciplined execution across the organization,” said José (Joe) E. Almeida, chairman and chief executive officer. “We’ll continue to build on this momentum in 2017 and beyond, driven by new product launches, effective portfolio management and further progress on our business transformation initiatives — all in support of delivering sustainable top-quartile results for our shareholders, and advancing our mission to save and sustain lives.”

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  2

Fourth-Quarter Financial Results

Baxter reported income from continuing operations of $240 million, or $0.44 per diluted share, on a GAAP (Generally Accepted Accounting Principles) basis for the fourth quarter. These results included special items totaling $134 million ($72 million net after-tax), primarily related to business optimization initiatives and intangible asset amortization.

On an adjusted basis, excluding special items, Baxter’s fourth quarter income from continuing operations totaled $312 million, or $0.57 per diluted share, exceeding the company’s previously issued guidance of $0.49 to $0.52 per diluted share.

Baxter’s worldwide sales totaled $2.6 billion in the fourth quarter, an increase of 2 percent on both a reported and constant currency basis as compared to the prior-year period. Sales within the U.S. were $1.1 billion, advancing 5 percent, while international sales totaled $1.5 billion, representing a 1 percent decrease on a reported basis, and an increase of 1 percent on a constant currency basis. Adjusting for the impact of foreign exchange and generic competition for cyclophosphamide, Baxter’s sales increased 7 percent in the U.S. and rose 3 percent globally in the fourth quarter.

By business, Hospital Products sales of $1.6 billion in the fourth quarter increased 1 percent on a reported basis, and 1 percent on a constant currency basis. Adjusting for the impact of foreign exchange and cyclophosphamide, Hospital Products sales advanced 2 percent from the prior-year period. Hospital Products performance in the quarter benefited from strong sales of IV therapies, infusion pumps and related IV access administration sets in the U.S., along with

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  3

favorable demand for anesthesia and critical care products globally. This performance was partially offset by lower sales of IV solutions internationally, as the company implements actions to optimize its global product portfolio, as well as lower manufacturing service revenues from Shire, under the company’s manufacturing and supply agreement with Baxalta.

Baxter’s Renal sales totaled $1 billion in the fourth quarter, representing a 3 percent increase on a reported basis, and a 5 percent increase on a constant currency basis. U.S. sales grew 7 percent to $222 million, and international sales totaled $793 million, representing growth of 2 percent on a reported basis, and an increase of 4 percent on a constant currency basis. Growth continued to be driven by robust sales of peritoneal dialysis products as well as increased demand for the company’s acute renal care products.

During the quarter, Baxter repurchased $247 million worth of common stock or approximately 5.4 million shares outstanding.

Summary of Full-Year 2016 Results

For full-year 2016, Baxter reported income from continuing operations of approximately $5 billion, or $9.01 per diluted share, on a GAAP basis. These results included a gain of $4.4 billion (on a pre and post-tax basis), related to the company’s disposition of its retained Baxalta shares. Partially offsetting these results were special items of $817 million ($557 million net after-tax) related to business optimization initiatives, intangible asset amortization, debt extinguishment costs, Baxalta-related spin-off costs and asset impairments.

On an adjusted basis, excluding special items, Baxter’s full-year income from continuing operations totaled $1.1 billion, or $1.96 per diluted share.

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  4

Baxter’s worldwide sales totaled $10.2 billion in 2016, an increase of 2 percent on a reported basis and 4 percent on a constant currency basis as compared to the prior year. Sales within the United States totaled $4.3 billion, improving 6 percent over the prior year. International sales totaled $5.9 billion, representing a 1 percent decrease on a reported basis, and an increase of 3 percent on a constant currency basis. Adjusting for the impact of foreign exchange and generic competition for cyclophosphamide, Baxter’s sales increased 9 percent in the U.S. and rose 5 percent globally.

Full-year sales for Hospital Products totaled $6.3 billion, reflecting growth of 2 percent on a reported basis and 4 percent at constant currency. Adjusting for the impact of foreign exchange and cyclophosphamide, sales increased 5 percent. Baxter’s Renal sales totaled $3.9 billion, increasing 2 and 5 percent on a reported and constant currency basis, respectively.

In 2016, Baxter generated $1.6 billion in operating cash flow, an increase of $371 million driven by improved operational performance and implementation of new programs focused on improving the company’s working capital. In addition, through disciplined management of expenditures Baxter reduced capital spending by $192 million to $711 million. As a result, the company generated an increase of $563 million in free cash flow to $905 million (operating cash flow less capital expenditures).

“We are extremely pleased with the significant improvements Baxter has made in free cash flow generation. Our progress in 2016 represented an increase of more than 2.5 times as compared to 2015, and further supports our ability to reinvest in the business both organically and inorganically to drive accelerated growth,” said Jay Saccaro, Baxter’s chief financial officer.

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  5

Business Highlights

In 2016 Baxter continued delivering meaningful innovation for patients and expanded access to life-sustaining therapies through a combination of more than 20 new product launches, line extensions and geographic expansions, including: NUMETA G13E, the only triple-chamber commercially prepared parenteral nutrition system approved for vulnerable neonatal patients; HEMOPATCH, an advanced surgical patch; premix generic drugs such as VANCOMYCIN injection in 0.9% Sodium Chloride; new applications and features for the SIGMA SPECTRUM infusion system; and HDx therapy enabled by THERANOVA to provide high performance hemodialysis treatments.

Additionally, the company saw continued momentum with its new Automated Peritoneal Dialysis (APD) systems, AMIA in the U.S. and HOMECHOICE CLARIA outside the U.S., both featuring Baxter’s SHARESOURCE Connectivity Platform, the first and only two-way remote patient management system for home dialysis therapy.

In December, Baxter announced plans to expand its presence in the generic injectables space with the proposed acquisition of Claris Injectables Limited (Claris). The acquisition of Claris, which is expected to close in the second half of 2017, will provide Baxter with a currently marketed portfolio of molecules in anesthesia and analgesics, renal, anti-infectives and critical care in a variety of presentations including bags, vials and ampoules, along with a robust pipeline and high-quality manufacturing capabilities. This acquisition will provide Baxter with a platform to establish a leadership position in generic injectables.

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  6

Over the course of the year, the company also took actions to significantly improve its balance sheet position and return value to shareholders through the disposition of the Baxalta retained stake, a $1.6 billion debt offering to retire existing higher coupon rate bonds and pay off outstanding commercial paper, a 13 percent increase in its shareholder dividend and share repurchases of approximately $300 million.

Financial Outlook

Baxter is providing its outlook for the full-year and first quarter of 2017:

•

For full-year 2017, Baxter expects sales to be comparable to the prior-year period on a reported basis and to increase approximately 2 percent on a constant currency basis. Adjusting for the impact of generic cyclophosphamide competition (an estimated one percent) and selected strategic product exits the company is undertaking (an estimated one percent), Baxter expects underlying constant currency sales growth of approximately 4 percent. The company expects earnings from continuing operations, before special items, of $2.10 to $2.18 per diluted share. This guidance does not include any impact from the company’s proposed acquisition of Claris, which is expected to close in the second half of 2017.

•	For the first quarter, the company expects sales growth of approximately 2 to 3 percent on a reported basis, or 3 to 4 percent on a constant currency basis. Adjusting for the impact of generic

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cyclophosphamide competition (an estimated one-half percent) and selected strategic product exits the company is undertaking (an estimated one and a half percent), Baxter expects underlying constant currency sales growth of 5 to 6 percent. The company expects earnings from continuing operations, before special items, of $0.50 to $0.52 per diluted share.

The reconciliations between the projected 2017 adjusted diluted earnings per share and projected GAAP diluted earnings per share follows:

2017 Earnings per Share Guidance	Q1 2017	FY 2017
Diluted Earnings per Share — Adjusted	$0.50 - $0.52	$2.10 - $2.18
Estimated intangible asset amortization	$0.04	$0.18
Estimated business optimization charges	$0.05 - $0.06	$0.31 - $0.38
Estimated Baxalta separation-related expenses	$0.01	$0.02
Diluted Earnings per Share — GAAP	$0.39 - $0.42	$1.52 - $1.67

These estimates are based on information reasonably available at the time of this release and future events or new information may result in different actual results.

A webcast of Baxter’s fourth quarter investor conference call can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on February 1, 2017. Please visit the Investors section at www.baxter.com for a supplemental presentation regarding fourth quarter and full-year performance, as well as for information on future investor events and webcasts.

Baxter provides a broad portfolio of essential renal and hospital products, including home, acute and in-center dialysis; sterile IV solutions; infusion systems

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BAXTER REPORTS 2016 FOURTH-QUARTER AND FULL-YEAR RESULTS — Page  8

and devices; parenteral nutrition; biosurgery products and anesthetics; and pharmacy automation, software and services. The company’s global footprint and the critical nature of its products and services play a key role in expanding access to healthcare in emerging and developed countries. Baxter’s employees worldwide are building upon the company’s rich heritage of medical breakthroughs to advance the next generation of healthcare innovations that enable patient care.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, planned acquisition of Claris, R&D pipeline including results of clinical trials and planned product launches, and outlook for 2017. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: failure to achieve the company’s long-term financial improvement goals; demand for and market acceptance of risks for new and existing products, and the impact of those products on quality or patient safety concerns; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to the company’s compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including with respect to the proposed Claris acquisition); fluctuations in supply and demand; the availability and pricing of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing supply difficulties; the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; the impact of any future tax liability with respect to the separation of the company’s biopharmaceutical and medical products businesses (including the 2016 disposition of the company’s retained stake in Baxalta); fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income, including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended December 31, 2016 and 2015

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2016		2015		Change

NET SALES	$ 2,645		$ 2,603		2%

COST OF SALES	1,543		1,531		1%

GROSS MARGIN	1,102		1,072		3%

% of Net Sales	41.7%		41.2%		0.5 pts

MARKETING AND ADMINISTRATIVE EXPENSES	663		733		(10%	)
% of Net Sales	25.1%		28.2%		(3.1 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	157		161		(2%	)
% of Net Sales	5.9%		6.2%		(0.3 pts	)

OPERATING INCOME	282		178		58%

% of Net Sales	10.7%		6.8%		3.9 pts

NET INTEREST EXPENSE	13		32		(59%	)

OTHER INCOME, NET	(10)		(59)		(83%	)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	279		205		36%

INCOME TAX EXPENSE	39		22		77%

% of Income from Continuing Operations before Income Taxes	14.0%		10.7%		3.3 pts

INCOME FROM CONTINUING OPERATIONS	240		183		31%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	3		22		(86%	)

NET INCOME	$ 243		$ 205		19%

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.44		$ 0.33		33%

Diluted	$ 0.44		$ 0.33		33%

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 0.01		$ 0.04		(75%	)

Diluted	$ 0.00		$ 0.04		(100%	)

NET INCOME PER COMMON SHARE
Basic	$ 0.45		$ 0.37		22%

Diluted	$ 0.44		$ 0.37		19%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		547
Diluted	549		550

ADJUSTED OPERATING INCOME (excluding special items)	$ 407	B	$ 279	B	46%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 413	B	$ 283	B	46%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 312	B	$ 236	B	32%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.57	B	$ 0.43	B	33%

A	Operating results from Baxalta Incorporated (“Baxalta”) are classified as discontinued operations for all periods presented.

B	Refer to page 10 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended December 31, 2016 and 2015

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended December 31, 2016 and 2015 included special items which impacted the GAAP measures as follows:

	Three Months Ended December 31,
	2016	2015	Change

Gross Margin	$ 1,102	$ 1,072	3%
Intangible asset amortization expense [1]	39	38
Business optimization items [2]	43	10
Baxalta separation-related costs [3]	—	(1)
Product-related items [4]	(6)	(10)

Adjusted Gross Margin	$ 1,178	$ 1,109	6%

% of Net Sales	44.5%	42.6%	1.9 pts

Marketing and Administrative Expenses	$ 663	$ 733	(10%	)
Business optimization items [2]	(36)	(39)
Baxalta separation-related costs [3]	(8)	(22)

Adjusted Marketing and Administrative Expenses	$ 619	$ 672	(8%	)

% of Net Sales	23.4%	25.8%	(2.4 pts	)

Research and Development Expenses	$ 157	$ 161	(2%	)
Business optimization items [2]	(5)	(2)
Baxalta separation-related costs [3]	—	(1)

Adjusted Research and Development Expenses	$ 152	$ 158	(4%	)

% of Net Sales	5.7%	6.1%	(0.4 pts	)

Operating Income	$ 282	$ 178	58%
Impact of special items	125	101

Adjusted Operating Income	$ 407	$ 279	46%

% of Net Sales	15.4%	10.7%	4.7 pts

Other Income, Net	$ (10)	$ (59)	(83%	)
Business optimization items [2]	—	3
Business development items [5]	—	20
Tax matter [6]	(9)	—

Adjusted Other Income, Net	$ (19)	$ (36)	(47%	)

Pre-Tax Income from Continuing Operations	$ 279	$ 205	36%
Impact of special items	134	78

Adjusted Pre-Tax Income from Continuing Operations	$ 413	$ 283	46%

Income Tax Expense	$ 39	$ 22	77%
Impact of special items [6]	62	25

Adjusted Income Tax Expense	$ 101	$ 47	115%

% of Adjusted Pre-Tax Income from Continuing Operations	24.5%	16.6%	7.9 pts

Income from Continuing Operations	$ 240	$ 183	31%
Impact of special items	72	53

Adjusted Income from Continuing Operations	$ 312	$ 236	32%

Diluted EPS from Continuing Operations	$ 0.44	$ 0.33	33%
Impact of special items	0.13	0.10

Adjusted Diluted EPS from Continuing Operations	$ 0.57	$ 0.43	33%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	550

[1]	The company’s results in 2016 and 2015 included intangible asset amortization expense of $39 million ($25 million, or $0.05 per diluted share, on an after-tax basis) and $38 million ($29 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]	The company’s results in 2016 included a net charge of $84 million ($48 million, or $0.08 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a charge of $48 million related to restructuring activities, $21 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, $8 million of accelerated depreciation associated with facilities to be closed and $7 million of Gambro integration costs. The $48 million of restructuring charges included $36 million of employee termination costs, $10 million of asset impairment charges primarily related to a facility closure and $2 million of other exit costs.

The company’s results in 2015 included a net charge of $48 million ($34 million, or $0.06 per diluted share, on an after-tax basis) primarily related to business optimization charges. This included a net charge of $25 million related to restructuring activities and $23 million of Gambro integration costs. The $25 million of net restructuring charges included net $20 million of employee termination costs and net $5 million of other exit costs.

[3]	The company’s results in 2016 and 2015 included costs incurred related to the Baxalta separation totaling $8 million ($3 million, or $0.01 per diluted share, on an after-tax basis) and $22 million ($16 million, or $0.03 per diluted share, on an after-tax basis), respectively.

[4]	The company’s results in 2016 and 2015 included a net benefit of $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) and $10 million ($15 million, or $0.03 per diluted share, on an after-tax basis), respectively, primarily related to adjustments to the COLLEAGUE and SIGMA SPECTRUM infusion pump reserves.

[5]	The company’s results in 2015 included a benefit of $20 million ($18 million or $0.03 per diluted share on an after-tax basis) relating to the reversal of contingent consideration milestone liabilities.

[6]	The company’s results in 2016 included a net benefit to income tax of $9 million offset by $9 million recorded in other income due to the settlement of an income tax matter related to the company’s non-controlling interest in a joint venture in Turkey.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Twelve Months Ended December 31, 2016 and 2015

(unaudited)

(in millions, except per share and percentage data)

	Twelve Months Ended December 31,
	2016		2015		Change

NET SALES	$ 10,163		$ 9,968		2%

COST OF SALES	6,053		5,822		4%

GROSS MARGIN	4,110		4,146		(1%	)

% of Net Sales	40.4%		41.6%		(1.2 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	2,739		3,094		(11%	)
% of Net Sales	27.0%		31.0%		(4 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	647		603		7%
% of Net Sales	6.4%		6.0%		0.4 pts

OPERATING INCOME	724		449		61%

% of Net Sales	7.1%		4.5%		2.6 pts

NET INTEREST EXPENSE	66		126		(48%	)

OTHER INCOME, NET A	(4,296)		(105)		NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,954		428		NM

INCOME TAX (BENEFIT) EXPENSE	(12)		35		NM

% of Income from Continuing Operations before Income Taxes	-0.2%		8.2%		(8.4 pts	)

INCOME FROM CONTINUING OPERATIONS	4,966		393		NM

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX B	(1)		575		NM

NET INCOME	$ 4,965		$ 968		NM

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 9.10		$ 0.72		NM

Diluted	$ 9.01		$ 0.72		NM

(LOSS) INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	($ 0.01)		$ 1.06		(101%	)

Diluted	$ 0.00		$ 1.04		(100%	)

NET INCOME PER COMMON SHARE
Basic	$ 9.09		$ 1.78		NM

Diluted	$ 9.01		$ 1.76		NM

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	546		545
Diluted	551		549

ADJUSTED OPERATING INCOME (excluding special items)	$ 1,383	C	$ 893	C	55%

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,380	C	$ 927	C	49%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 1,078	C	$ 755	C	43%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 1.96	C	$ 1.38	C	42%

A	Other Income, net for the period ended December 31, 2016 includes $4.4 billion net realized gains on the Baxalta retained shares transactions and a $149 million net debt extinguishment loss.

B	Operating results from Baxalta are classified as discontinued operations for all periods presented.

C	Refer to page 12 for a description of the adjustments and a reconciliation to GAAP measures.

NM — Not Meaningful

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Twelve Months Ended December 31, 2016 and 2015

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the twelve months ended December 31, 2016 and 2015 included special items which impacted the GAAP measures as follows:

	Twelve Months Ended December 31,
	2016	2015	Change

Gross Margin	$ 4,110	$ 4,146	(1%	)
Intangible asset amortization expense [1]	163	158
Business optimization items [2]	156	38
Intangible asset impairment [3]	51	—
Baxalta separation-related costs [4]	1	—
Product-related items [5]	(18)	(28)

Adjusted Gross Margin	$ 4,463	$ 4,314	3%

% of Net Sales	43.9%	43.3%	0.6 pts

Marketing and Administrative Expenses	$ 2,739	$ 3,094	(11%	)
Business optimization items [2]	(173)	(152)
Baxalta separation-related costs [4]	(53)	(110)

Adjusted Marketing and Administrative Expenses	$ 2,513	$ 2,832	(11%	)

% of Net Sales	24.7%	28.4%	(3.7 pts	)

Research and Development Expenses	$ 647	$ 603	7%
Business optimization items [2]	(80)	(13)
Baxalta separation-related costs [4]	—	(1)

Adjusted Research and Development Expenses	$ 567	$ 589	(4%	)

% of Net Sales	5.6%	5.9%	(0.3 pts	)

Operating Income	$ 724	$ 449	61%
Impact of special items	659	444

Adjusted Operating Income	$ 1,383	$ 893	55%

% of Net Sales	13.6%	9.0%	4.6 pts

Other Income, Net	$(4,296)	$ (105)	NM
Business optimization items [2]	—	3
Net realized gains on Retained Shares transactions [6]	4,391	—
Loss on debt extinguishment [7]	(149)	(130)
Reserve items and adjustments [8]	—	52
Business development items [9]	—	20
Tax matter [10]	(9)	—

Adjusted Other Income, Net	$ (63)	$ (160)	(61%	)

Pre-Tax Income from Continuing Operations	$ 4,954	$ 428	NM
Impact of special items	(3,574)	499

Adjusted Pre-Tax Income from Continuing Operations	$ 1,380	$ 927	49%

Income Tax (Benefit) Expense	$ (12)	$ 35	(134%	)
Impact of special items [10]	314	137

Adjusted Income Tax Expense	$ 302	$ 172	76%

% of Adjusted Pre-Tax Income from Continuing Operations	21.9%	18.6%	3.3 pts

Income from Continuing Operations	$ 4,966	$ 393	NM
Impact of special items	(3,888)	362

Adjusted Income from Continuing Operations	$ 1,078	$ 755	43%

Diluted EPS from Continuing Operations	$ 9.01	$ 0.72	NM
Impact of special items	(7.05)	0.66

Adjusted Diluted EPS from Continuing Operations	$ 1.96	$ 1.38	42%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	551	549

[1]

The company’s results in 2016 and 2015 included intangible asset amortization expense of $163 million ($116 million, or $0.21 per diluted share, on an after-tax basis) and $158 million ($126 million, or $0.23 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2016 included a net charge of $409 million ($290 million, or $0.53 per diluted share, on an after-tax basis) related to business optimization initiatives. This included a net charge of $285 million related to restructuring activities, $65 million of costs to implement business optimization programs which primarily included external consulting and project employee costs, $33 million of accelerated depreciation associated with facilities to be closed, and $26 million of Gambro integration costs. The $285 million of net restructuring charges included net $180 million of employee termination costs, $54 million of costs related to the discontinuance of the VIVIA home hemodialysis development program, $47 million of asset impairment charges related to acquired in-process R&D and facility closure costs, and net $4 million of other exit costs.

The company’s results in 2015 included a net charge of $200 million ($141 million, or $0.26 per diluted share, on an after-tax basis) primarily related to business optimization charges. This included a net charge of $127 million related to restructuring activities and $73 million of Gambro integration costs. The $127 million of net restructuring charges included net $91 million of employee termination costs, a $20 million intangible asset impairment, and $16 million of asset and other exit costs.

[3]	The company’s results in 2016 included a $51 million ($37 million, or $0.07 per diluted share, on an after-tax basis) impairment primarily related to developed technology.

[4]

The company’s results in 2016 and 2015 included costs incurred related to the Baxalta separation of $54 million ($37 million, or $0.07 per diluted share, on an after-tax basis) and $111 million ($83 million, or $0.15 per diluted share, on an after-tax basis), respectively.

[5]

The company’s results in 2016 and 2015 included a net benefit of $18 million ($13 million, or $0.02 per diluted share, on an after-tax basis) and $28 million ($26 million, or $0.05 per diluted share, on an after-tax basis), respectively, primarily related to adjustments to the COLLEAGUE and SIGMA SPECTRUM infusion pump reserves.

[6]

The company’s results in 2016 included net realized gains of $4.4 billion ($4.4 billion, or $8.07 per diluted share, on an after-tax basis), related to the debt-for-equity exchanges of the company’s retained shares in Baxalta for certain company indebtedness, the exchange of retained shares in Baxalta for Baxter shares and the contribution of retained shares in Baxalta to Baxter’s U.S. pension fund. A tax benefit of $54 million was recognized as a result of these transactions.

[7]

The company’s results in 2016 included a net debt extinguishment loss totaling $149 million ($100 million, or $0.18 per diluted share, on an after-tax basis) related to the March 2016 debt-for-equity exchange for certain company indebtedness and certain debt redemptions. The company’s results in 2015 included a loss of $130 million ($82 million, or $0.15 per diluted share, on an after-tax basis) related to the July 2015 debt tender offers for certain company indebtedness.

[8]

The company’s results in 2015 included income, net of expenses, of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to a litigation settlement in which Baxter was the beneficiary.

[9]

The company’s results in 2015 included a benefit of $20 million ($18 million or $0.03 per diluted share on an after-tax basis) relating to the reversal of contingent consideration milestone liabilities.

[10]

The company’s results in 2016 included a net after-tax benefit of $10 million, or $0.02 per diluted share, related to the settlement of an income tax matter in the company’s non-wholly owned joint venture in Turkey. This amount was comprised of $19 million included in income tax expense offset by $9 million in non-controlling interest recorded in other income.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

NM — Not Meaningful

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending December 31, 2016 and 2015

(unaudited)

($ in millions)

	Q4 2016	Q4 2015	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2016	YTD 2015	% Growth @ Actual Rates		% Growth @ Constant Rates

Renal
United States	$ 222	$ 207	7%		7%		$ 846	$ 782	8%		8%
International	793	777	2%		4%		3,009	3,007	0%		4%
Total Renal	$1,015	$ 984	3%		5%		$ 3,855	$3,789	2%		5%

Hospital Products
United States	$ 895	$ 856	5%		5%		$ 3,413	$3,219	6%		6%
International	735	763	(4%	)	(2%	)	2,895	2,960	(2%	)	1%
Total Hospital Products	$1,630	$1,619	1%		1%		$ 6,308	$6,179	2%		4%

Baxter International Inc.
United States	$1,117	$1,063	5%		5%		$ 4,259	$4,001	6%		6%
International	1,528	1,540	(1%	)	1%		5,904	5,967	(1%	)	3%
Total Baxter	$2,645	$2,603	2%		2%		$10,163	$9,968	2%		4%

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending December 31, 2016 and 2015

(unaudited)

($ in millions)

	Q4 2016	Q4 2015	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2016	YTD 2015	% Growth @ Actual Rates		% Growth @ Constant Rates

Total Renal [1]	$1,015	$ 984	3%		5%		$ 3,855	$3,789	2%		5%

Hospital Products
Fluid Systems [2]	$ 614	$ 569	8%		8%		$ 2,300	$2,106	9%		11%
Integrated Pharmacy Solutions [3]	563	595	(5%	)	(4%	)	2,245	2,297	(2%	)	0%
Surgical Care [4]	349	346	1%		1%		1,321	1,323	0%		1%
Other [5]	104	109	(5%	)	(6%	)	442	453	(2%	)	(2%	)
Total Hospital Products	$1,630	$1,619	1%		1%		$ 6,308	$6,179	2%		4%

Total Baxter	$2,645	$2,603	2%		2%		$10,163	$9,968	2%		4%

[1]	Includes sales of the company’s peritoneal dialysis, hemodialysis and continuous renal replacement therapies.

[2]	Includes sales of the company’s IV therapies, infusion pumps and administration sets.

[3]	Includes sales of the company’s premixed and oncology drug platforms, nutrition products and pharmacy compounding services.

[4]	Includes sales of the company’s inhaled anesthesia products as well as biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[5]	Includes sales primarily from the company’s pharmaceutical partnering business.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Three-Month Periods Ending December 31, 2016 and 2015

(unaudited)

($ in millions)

	Q4 2016			Q4 2015			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$ 222	$ 793	$1,015	$ 207	$ 777	$ 984	7%		2%		3%

Hospital Products
Fluid Systems	$ 353	$ 261	$ 614	$ 296	$ 273	$ 569	19%		(4%	)	8%
Integrated Pharmacy Solutions	264	299	563	286	309	595	(8%	)	(3%	)	(5%	)
Surgical Care	206	143	349	202	144	346	2%		(1%	)	1%
Other	72	32	104	72	37	109	0%		(14%	)	(5%	)
Total Hospital Products	$ 895	$ 735	$1,630	$ 856	$ 763	$1,619	5%		(4%	)	1%

Total Baxter	$1,117	$1,528	$2,645	$1,063	$1,540	$2,603	5%		(1%	)	2%

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Periods Ending December 31, 2016 and 2015

(unaudited)

($ in millions)

	YTD 2016			YTD 2015			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$ 846	$3,009	$ 3,855	$ 782	$3,007	$3,789	8%		0%		2%

Hospital Products
Fluid Systems	$1,307	$ 993	$ 2,300	$1,041	$1,065	$2,106	26%		(7%	)	9%
Integrated Pharmacy Solutions	1,048	1,197	2,245	1,104	1,193	2,297	(5%	)	0%		(2%	)
Surgical Care	775	546	1,321	771	552	1,323	1%		(1%	)	0%
Other	283	159	442	303	150	453	(7%	)	6%		(2%	)
Total Hospital Products	$3,413	$2,895	$ 6,308	$3,219	$2,960	$6,179	6%		(2%	)	2%

Total Baxter	$4,259	$5,904	$10,163	$4,001	$5,967	$9,968	6%		(1%	)	2%

BAXTER — PAGE  17

BAXTER INTERNATIONAL INC.

Free Cash Flow Reconciliation

(unaudited)

($ in millions)

	Twelve Months Ended December 31,
	2016	2015
Cash flows from operations — continuing operations	$1,624	$1,253
Capital expenditures	(719)	(911)
Free cash flow — continuing operations	$ 905	$ 342